                                                                   Exhibit 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       ADVANCED FIBRE COMMUNICATIONS, INC.


          The undersigned, Carl Grivner and Daniel Steimle, hereby certify that:

          ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

          TWO: The Certificate of Incorporation of said corporation was originally filed in the Office of the Secretary of State of the State of Delaware on July 20, 1995.

          THREE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                     *  *  *

          FIRST. The name of the Corporation is Advanced Fibre Communications, Inc. (the "Corporation").

          SECOND. The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD. The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH. A. CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is 60,220,000 shares, of which 42,437,092 shares shall be Common Stock and 17,782,908 shares shall be Preferred Stock. The Common Stock and the Preferred Stock shall have a par value of $.01 per share.

     B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock shall consist of eleven series, designated Series A Preferred Stock, consisting of 4,056,044 shares, Series A-1 Preferred Stock, consisting of 4,056,044 shares, Series B Preferred Stock, consisting of 1,020,410 shares, Series B-1 Preferred Stock, consisting of 1,020,410 shares, Series C Preferred Stock, consisting of 1,600,000 shares, Series C-1 Preferred Stock, consisting of 1,600,000 shares, Series D Preferred Stock, consisting of 1,040,000 shares, Series D-1 Preferred Stock, consisting of 1,040,000 shares, Series E


                                       1.
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Preferred Stock, consisting of 1,120,000 shares, and Series E-1 Preferred Stock, consisting of 1,120,000 shares, and Series F Preferred Stock, consisting of 110,000 shares (together, the "Preferred Stock"). The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article FOURTH (B).

          (1) DIVIDEND PROVISIONS. The holders of shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 and Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation. Dividends shall be payable at a rate of $.08 per annum on each share of Series A and Series A-1 Preferred Stock, $.40 per annum on each share of Series B and Series B-1 Preferred Stock, $.40 per annum on each share of Series C and Series C-1 Preferred Stock, $.50 per annum on each share of Series D and Series D-1 Preferred Stock and $1.12 per annum on each share of Series E, Series E-1 and Series F Preferred Stock when and if declared by the Board of Directors. Dividends may only be paid jointly on the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 and
Series F Preferred Stock and may not be paid to one series of Preferred Stock without making the appropriate payment to the other series of Preferred Stock simultaneously based on the respective dividend preferences of the Preferred Stock. Dividends shall not be cumulative. The Preferred Stock shall participate in dividends declared on the Common Stock pro rata based on the number of shares of Common Stock issuable upon conversion of such Preferred Stock as of the record date for such dividend.

          (2)  LIQUIDATION PREFERENCE.

               (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E and Series E-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Series F Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A and Series A-1 Preferred Stock (the "Series A Preferred Issue Price"), $5.00 for each outstanding share of Series B andSeries B-1 Preferred Stock (the "Series B Preferred Issue Price"), $5.00 for each outstanding share of Series C and Series C-1 Preferred Stock (the "Series C Preferred Issue Price"), $6.25 for each outstanding share of Series D and Series D-1 Preferred Stock (the "Series D Preferred Issue Price") and $14.00 for each outstanding share of Series E and Series E-1 Preferred Stock (the "Series E Preferred Issue Price"), (ii) an amount equal to 8%, compounded annually, of the Series A Preferred Issue Price, the Series B Preferred Issue Price, the Series C Preferred Issue Price, the Series D Preferred Issue Price and the Series E Preferred Issue Price for each outstanding share of Series A and Series A-1 Preferred Stock, for each outstanding share of Series B and


                                       2.
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Series B-1 Preferred Stock, for each outstanding share of Series C and Series
C-1 Preferred Stock, for each outstanding share of Series D and Series D-1 Preferred Stock, and for each outstanding share of Series E and Series E-1 Preferred Stock, respectively, for each 12 months that has passed since the respective dates of first issuance of the Series A, Series B, Series C, Series D and Series E Preferred Stock, and (iii) any declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock in proportion to the amount of the aggregate liquidation preference of the stock owned by each such holder.

               (b) After the distributions described in subsection (a) above have been paid, the holders of shares of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $14.00 for each outstanding share of Series F Preferred Stock (the "Series F Preferred Issue Price"), (ii) an amount equal to 8%, compounded annually, of the Series F Preferred Issue Price for each outstanding share of Series F Preferred Stock for each 12 months that has passed since the date of first issuance of the Series F Preferred Stock and (iii) any declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series F Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution (following the distributions described in subsection (a) above) shall be distributed ratably among the holders of the Series F Preferred Stock in proportion to the amount of the aggregate liquidation preference of the stock owned by each such holder.

               (c) After the distributions described in subsections (a) and (b) above have been paid, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 and Series F Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such Preferred Stock).

               (d) A sale, conveyance or disposition of all or substantially all of the assets of this Corporation, or a consolidation or merger of this Corporation with or into any other corporation or corporations or other similar transaction or series of related similar transactions in which more than 50% of the voting power of this Corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.


                                       3.

          (3)   REDEMPTION.

               (a) On or at any time after January 1, 2000, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Preferred Stock by paying in cash therefor (i) to the holders of Series A and Series A-1 Preferred Stock a sum per share equal to $1.00 plus an amount equal to 8%, compounded annually, of the Series A Preferred Issue Price for each 12 months that has passed since the date of first issuance of the Series A Preferred Stock together with all dividends declared, but unpaid, with respect to such share to the date fixed for any redemption of Preferred Stock (the "Redemption Date"); (ii) to the holders of Series B and Series B-1 Preferred Stock a sum per share equal to $5.00 plus an amount equal to 8%, compounded annually, of the Series B Preferred Issue Price for each 12 months that has passed since the date of first issuance of the Series B Preferred Stock together with all dividends declared, but unpaid, with respect to such share to the Redemption Date; (iii) to the holders of Series C and Series C-1 Preferred Stock a sum per share equal to $5.00 plus an amount equal to 8%, compounded annually, of the Series C Preferred Issue Price for each 12 months that has passed since the date of first issuance of the Series C Preferred Stock together with all dividends declared, but unpaid, with respect to such share to the Redemption Date; (iv) to the holders of Series D and Series D-1 Preferred Stock a sum per share equal to $6.25 plus an amount equal to 8%, compounded annually, of the Series D Preferred Issue Price for each 12 months that has passed since the date of first issuance of the Series D Preferred Stock together with all dividends declared, but unpaid, with respect to such share to the Redemption Date and (v) to the holders of Series E, Series E-1 and Series F Preferred Stock a sum per share equal to $14.00 plus an amount equal to 8%, compounded annually, of the Series E and Series F Preferred Issue Price for each 12 months that has passed since the date of first issuance of the Series E and Series F Preferred Stock, respectively, together with all dividends declared, but unpaid, with respect to such share to the Redemption Date (collectively, such total amount is hereinafter referred to as the "Redemption Price").

               (b) On or at any time after January 1, 2000, within thirty (30) days after the receipt by this Corporation of the written request of the holders of not less than fifty percent (50%) of the then outstanding Preferred Stock (the "Redemption Notification"), this Corporation shall redeem the percentage of the Preferred Stock specified in such request (or, if less, the maximum amount it may lawfully redeem) by paying in cash therefor a sum equal to the Redemption Price for such shares; provided, however that this Corporation may, at its sole option, redeem such Preferred Stock during the two-year period commencing upon receipt of the Redemption Notification, in which case this Corporation shall redeem fifty percent (50%) of the Preferred Stock to be redeemed pursuant to the Redemption Notification in each year of the two-year period. In connection with any redemption under this subsection 3(b) the Company shall mail a Redemption Notice (as defined below) in accordance with subsection 3(d) below, and the Redemption Date shall be the date which is thirty (30) days after receipt by this corporation of the Redemption Notification or, if this Corporation elects to redeem the Preferred stock over the two-year period as provided in the previous sentence, the


                                       4.

Redemption Dates shall be the first and second anniversary of the date this Corporation receives the Redemption Notification.

               (c) In the event of any redemption of only a part of the then outstanding Preferred Stock, this Corporation shall effect such redemption pro rata among all outstanding series of Preferred Stock. The Corporation shall not redeem any shares of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 or Series F Preferred Stock without a proportionate redemption of the shares of the other series of Preferred Stock, based on the number of shares of each series held by each holder thereof.

               (d) At least 20 but no more than 60 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder or given by the holder to this Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price applicable to the shares to be redeemed, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection 3(e), on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price applicable to the shares to be redeemed shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed in accordance with Section 3(c). The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and


                                       5.

preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which this Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (4) CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)  RIGHT TO CONVERT.

                    (i) Subject to subsection (c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business on any Redemption Date as may have been fixed in any Redemption Notice with respect to such share, at the office of this Corporation or any transfer agent for the Preferred Stock. Each share of Series A Preferred Stock and Series A-1 Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series A Preferred Issue Price by the conversion price (the "Conversion Price") per share in effect for the Series A Preferred Stock and the Series A-1 Preferred Stock, respectively, at the time of conversion. Each share of Series B Preferred Stock and Series B-1 Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series B Preferred Issue Price by the Conversion Price per share in effect for the Series B Preferred Stock and the Series B-1 Preferred Stock, respectively, at the time of conversion. Each share of Series C Preferred Stock and Series C-1 Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series C Preferred Issue Price by the Conversion Price per share in effect for the Series C Preferred Stock and the Series C-1 Preferred Stock, respectively, at the time of conversion. Each share of Series D Preferred Stock and Series D-1 Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series D Preferred Issue Price by the Conversion Price per share in effect for the Series D Preferred Stock and the Series D-1 Preferred Stock, respectively, at the time of conversion. Each share of Series E Preferred Stock and Series E-1 Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series E Preferred Issue Price by the Conversion Price per share in effect for the Series E Preferred Stock and the Series E-1 Preferred Stock, respectively, at the time of conversion. Each share of Series F Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series F Preferred Issue Price by the conversion price per share in effect for the Series F Preferred Stock at the time of conversion. The Conversion Price per share for shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be $.935, the Conversion Price per share for shares of Series B Preferred Stock and Series B-1 Preferred Stock shall be
$4.695, the Conversion Price per share for shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be

                                       6.

$4.695, the Conversion Price per share
for shares of Series D Preferred Stock and Series D-1 Preferred Stock shall be $5.87 and the Conversion Price per share for shares of Series E Preferred Stock, Series E-1 Preferred Stock and Series F Preferred Stock shall be $14.00; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment from time to time as set forth in subsection 4(c).

                    (ii) In the event of a call for redemption of any shares of Preferred Stock pursuant to Section 3 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date, unless default is made in payment of the Redemption Price.

                    (iii) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Preferred Stock immediately upon the earlier of (A) the consummation of this Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which is not less than $15.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and $15,000,000 in the aggregate or (B) the date upon which this Corporation obtains the consent of the holders of two-thirds of the then outstanding shares of Preferred Stock.

               (b) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.


                                       7.

               (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)  A.   Upon each issuance by this Corporation of any
     Additional Stock (as defined below), after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock were first issued (the "Purchase Date" with respect to such series), without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series and only such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by dividing (X) an amount equal to the sum of (a) the product derived by multiplying such Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus (b) the consideration, if any, received or deemed to be received by this Corporation upon such issue or sale, by (Y) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          The number of shares of "Common Stock Deemed Outstanding" shall equal the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock then obtainable pursuant to (i) options to purchase or warrants or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock and (iii) options to purchase or warrants or rights to subscribe for such convertible or exchangeable securities.

                         B. No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4) and subsection 4(c)(iv), no adjustment of such Conversion Price pursuant to this subsection 4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         C. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.


                                       8.

                         D. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         E. In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

                              1. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(i)(C) and 4(c)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights for the Common Stock covered thereby.

                              2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by this Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(i)(C) and 4(c)(i)(D)).

                              3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of


                                       9.

          Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(c)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(c)(i)(E)) by this Corporation after the Purchase Date other than:

                         A. shares of Common Stock issued pursuant to a transaction described in subsection 4(c)(iii) hereof,

                         B. shares of Common Stock issuable or issued to employees, consultants or directors of this Corporation directly or pursuant to a stock option plan or restricted stock plan, in all cases, whether direct or pursuant to a plan, approved by the Board of Directors of this Corporation,

                         C. shares of Common Stock issued or issuable in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock,

                         D. shares of Common Stock issued or issuable upon conversion of Preferred Stock,

                         E. warrants to purchase an aggregate of up to 300,000 shares of Common Stock and the shares of Common Stock issued or issuable upon exercise thereof, which warrants were issued in connection with this Corporation's sale of Series A Preferred Stock,


                                       10.

                         F. warrants to purchase an aggregate of up to 200,000 shares of Common Stock and the shares of Common Stock issued or issuable upon exercise thereof, which warrants were issued in connection with this Corporation's sale of Series B Preferred Stock,

                         G. warrants to purchase an aggregate of up to 2,809,760 shares of Common Stock and the shares of Common Stock issued or issuable upon exercise thereof, which warrants were issued in connection with this Corporation's sale of Series C Preferred Stock,

                         H. shares of Common Stock issuable or issued to holders of shares of Preferred Stock in a single transaction or series of related similar transactions pursuant to any indemnification arrangement or plan approved by all of the directors elected by the holders of the shares of Preferred Stock pursuant to Section 5(b) of Article FOURTH hereof,

                         I. warrants to purchase an aggregate of up to 22,000 shares of Series E Preferred Stock and the shares of Common Stock issued or issuable upon conversion thereof, which warrants were issued in connection with this Corporation's sale of Series E Preferred Stock.

                    (iii) In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock and
Series F Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(c)(i)(E).

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the


                                       11.

Conversion Prices for the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 and Series F Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (d)  SHADOW PREFERRED.

                    (i)  SPECIAL DEFINITIONS.  For purposes of this
Section 4(d), the following definitions shall apply:

                         A. "DILUTIVE ISSUANCE" with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall mean an issuance of Additional Stock for a consideration per share less than the Conversion Price of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, in effect on the date of and immediately prior to such issue.

                         B. "PARTICIPATING INVESTOR" shall mean any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock that purchases at least its Pro Rata Share of a Dilutive Issuance.

                         C. "NON-PARTICIPATING INVESTOR" shall mean any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock that is not a Participating Investor.

                         D. "PRO RATA SHARE" with respect to each holder of Series A Preferred Stock shall mean that portion of the total dollar amount of the Dilutive Issuance equal to (i) the amount of the Dilutive Issuance actually offered to all holders of Series A Preferred Stock by this Corporation pursuant to the Issuance Notice (as hereinafter defined)
     (ii) multiplied by a fraction, the numerator of which is the number of shares of Series A Preferred Stock then held by such holder, and the denominator of which is the total number of shares of Series A Preferred Stock then outstanding; and with respect to each holder of Series B Preferred Stock shall mean that portion of the total dollar amount of the Dilutive Issuance equal to (i) the amount of the Dilutive Issuance actually offered to all holders of Series B Preferred Stock by this Corporation pursuant to the Issuance Notice (ii) multiplied by a fraction, the numerator of which is the number of shares of Series B Preferred Stock then held by such holder, and the denominator of which is the total number of shares of Series B Preferred Stock then outstanding; and with respect to each holder of Series C Preferred Stock shall mean that portion of the total dollar amount of the Dilutive Issuance equal to (i) the amount of the Dilutive Issuance actually offered to all holders of


                                       12.

     Series C Preferred Stock by this Corporation pursuant to the Issuance Notice (ii) multiplied by a fraction, the numerator of which is the number of shares of Series C Preferred Stock then held by such holder, and the denominator of which is the total number of shares of Series C Preferred Stock then outstanding; and with respect to each holder of Series D Preferred Stock shall mean that portion of the total dollar amount of the Dilutive Issuance equal to (i) the amount of the Dilutive Issuance actually offered to all holders of Series D Preferred Stock by this Corporation pursuant to the Issuance Notice (ii) multiplied by a fraction, the numerator of which is the number of shares of Series D Preferred Stock then held by such holder, and the denominator of which is the total number of shares of Series D Preferred Stock then outstanding; and with respect to each holder of Series E Preferred Stock shall mean that portion of the total dollar amount of the Dilutive Issuance equal to (i) the amount of the Dilutive Issuance actually offered to all holders of Series E Preferred Stock by this Corporation pursuant to the Issuance Notice (ii) multiplied by a fraction, the numerator of which is the number of shares of Series E Preferred Stock then held by such holder, and the denominator of which is the total number of shares of Series E Preferred Stock then outstanding.

                    (ii) In the event this Corporation proposes to undertake a Dilutive Issuance, it shall give each holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock a written notice (the "Issuance Notice") of its intention, describing the type of securities, the price and number of shares and the general terms upon which this Corporation proposes to issue the same, at least twenty (20) days prior to the date of such Dilutive Issuance. The Issuance Notice shall also include the amount of the Dilutive Issuance offered to all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable; provided, however, that in no event shall the amount of the Dilutive Issuance offered pursuant to this Section 4(d) to all holders of a series of Preferred Stock exceed the total dollar amount of the Dilutive Issuance multiplied by a fraction, the numerator of which is the total number of shares of such series of Preferred Stock then outstanding and the denominator of which is the total number of shares of all series of Preferred Stock then outstanding. Each holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, may, within ten (10) days from the date of the Issuance Notice, provide written notice to this Corporation that such holder agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice. In the event that such holder fails to give such notice within said ten-day period, or fails to actually purchase its Pro Rata Share of the Dilutive Issuance (other than as a result of this Corporation refusing to allow such holder to so purchase its Pro Rata Share), such holder shall be deemed to be a Non-Participating Investor.

                    (iii) To the extent of the percentage of the Pro Rata Share not purchased (the "Refused Percentage") by each Non-Participating Investor, the number of outstanding shares of Series A Preferred Stock, Series B Preferred Stock,


                                       13.

Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, held by such Non-Participating Investor determined by multiplying the number of such shares held by the Refused Percentage shall be converted automatically on the date (the "Closing Date") of the applicable Dilutive Issuance (provided that this Corporation gave the Issuance Notice to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be) into an equal number of fully paid and non-assessable shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock or Series E-1 Preferred Stock, as the case may be; provided, however, that prior to the Closing Date each Non-Participating Investor shall have the right to convert such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, into shares of Common Stock at the Conversion Price in effect for such series as of the date of such conversion.

                    (iv) Upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, held by a Non-Participating Investor into shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock or Series E-1 Preferred Stock, respectively, as set forth herein, such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall no longer be outstanding on the books of this Corporation, and may not be reissued and the Non-Participating Investor shall be treated for all purposes as the record holder of such shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock or Series E-1 Preferred Stock, as the case may be, on the date of the closing of the applicable Dilutive Issuance. No shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock or Series E-1 Preferred Stock shall be issued except as set forth in this
Section 4(d) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively.

                    (v) No adjustment in the Conversion Price of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D-1 Preferred Stock or Series E-1 Preferred Stock, shall be made in respect of the issuance of Additional Stock, regardless of the issuance price of such shares, except to the limited extent provided in subsections 4(c)(iii) and (iv) and in Sections 4(e) and (f) hereof.

               (e) OTHER DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii), then, in each such case for the purpose of this Section 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Preferred Stock are


                                       14.

convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

               (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) NO IMPAIRMENT. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (h)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                    (i) No fractional shares shall be issued upon conversion of the Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Prices at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A, Series A-1, Series B,


                                       15.

Series B-1, Series C, Series C-1, Series D, Series D-1, Series E, Series E-1 or Series F Preferred Stock.

               (i) NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (k)  NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

          (5)  VOTING RIGHTS.

               (a) GENERAL. Except as otherwise required by law or in subsection (b) below, the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

               (b) ELECTION OF DIRECTORS. The holders of shares of Series A Preferred Stock and Series A-1 Preferred Stock, voting separately as a class, shall have


                                       16.

the right to elect two directors; provided that such right to elect two directors separately as a class shall cease at such time as the number of outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock is less than twenty-five percent (25%) of the total number of shares of Series A Preferred Stock and Series A-1 Preferred Stock issued by this Corporation. The holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting separately as a class, shall have the right to elect one director; provided that such right to elect one director separately as a class shall cease at such time as the number of outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock is less than twenty-five percent (25%) of the total number of shares of Series B Preferred Stock and Series B-1 Preferred Stock issued by this Corporation. If a vacancy on the Board is to be filled by the Board, only directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.

          (6) PROTECTIVE PROVISIONS. So long as shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E or Series E-1 Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1 Series D, Series D-1, Series E and Series E-1 Preferred Stock, voting together as a single class and in the case of subparagraphs (b) and (e), a majority of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock voting separately as a class, and a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock voting separately as a class:

               (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of this Corporation is disposed of; provided, however, that any merger into or consolidation with any other corporation in which less than 50% of the voting power of this Corporation is disposed of and which adversely affects the shares of one series of Preferred Stock in a different manner than the shares of any of the other series of Preferred Stock shall require the approval of a majority of the holders of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock voting separately as a class, and a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock voting separately as a class;


                                       17.

               (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series E-1 Preferred Stock so as to affect such shares materially and adversely;

               (c) increase the authorized number of shares of Preferred Stock; provided, however, that if such increase shall adversely affect the shares of one series of Preferred Stock in a different manner than the shares of any of the other series of Preferred Stock, then such increase shall require the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock voting separately as a class, and a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock voting separately as a class;

               (d) create any new class or series of stock or any other securities convertible into equity securities of this Corporation having a preference over, or being on a parity with, the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series D-1, Series E or Series E-1 Preferred Stock with respect to voting, dividends or upon liquidation; provided, however, that if such creation of any new class or series of stock or any other securities convertible into equity securities of this Corporation shall adversely affect the shares of one of such series of Preferred Stock in a different manner than the shares of any of the other of such series of Preferred Stock, then such increase shall require the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock voting separately as a class, a majority of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock voting separately as a class, and a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock voting separately as a class;

               (e)  amend Section 5(b) of Article FOURTH; or

               (f)  increase the number of directors above five (5).

          (7) STATUS OF CONVERTED OR REDEEMED STOCK. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by this Corporation. The Certificate of Incorporation of this Corporation shall be


                                       18.

appropriately amended to effect the corresponding reduction in this Corporation's authorized capital stock.

     C.   COMMON STOCK.

          (1) DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          (2) LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of this Corporation, the assets of this Corporation shall be distributed as provided in Section 2 of Division (B) of this Article FOURTH.

          (3)  REDEMPTION.  The Common Stock is not redeemable.

          (4) VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

          FIFTH. Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, amend and rescind any or all of the Bylaws of the Corporation.

          SIXTH. The number of directors of the Corporation shall be fixed from time to time by the Bylaws or a bylaw amendment thereof duly adopted by the Board of Directors or by the stockholders.

          SEVENTH. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

          EIGHTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.


                                       19.

          Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

          NINTH.    This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                     *  *  *

          FOUR: The foregoing amendment and restatement has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the Delaware General Corporation Law.


          IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Certificate of Incorporation on April 5, 1996.


                                        /s/ Carl Grivner
                                        -----------------------------
                                        Carl Grivner, President



                                        /s/ Daniel E. Steimle
                                        ------------------------------
                                        Daniel E. Steimle, Secretary


          The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment to Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

          Executed in Petaluma, California, on April 5, 1996.


                                        /s/ Carl Grivner
                                        -----------------------------
                                        Carl Grivner, President



                                        /s/ Daniel E. Steimle
                                        ------------------------------
                                        Daniel E. Steimle, Secretary



                                       20.